July 29, 2010 Neiman Funds 6325 La Valle Plateada Rancho Santa Fe, California 92067

Re: Neiman Funds, File Nos. 333-102844 and 811-21290

Gentlemen:

A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 14 to the Neiman Funds Registration Statement (the "Registration Statement"). We hereby give you our consent to all references to us in Post-Effective Amendment No. 15 to the Registration Statement under the Securities Act of 1933, Post-Effective Amendment No. 16 under the Investment Company Act of 1940.

Very truly yours, /s/ Thompson Hine LLP THOMPSON HINE LLP